Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

DAYFORCE, INC.

AS ADOPTED ON OCTOBER 29, 2024

Article I.

OFFICES
Section 1.1
Registered Office. The registered office of Dayforce, Inc. (the “Corporation”) shall be 251 Little Falls Drive, in the city of Wilmington, County of New Castle, Zip Code 19808 and the name of its registered agent is “Corporation Service Company”.
Section 1.2
Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
Article II.

MEETINGS OF STOCKHOLDERS
Section 2.1
Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, which may or may not be held by means of remote communication, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.2
Annual Meetings. The annual meetings of stockholders (the “Annual Meeting”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting of stockholders. Written notice of the Annual Meeting shall be given in accordance with Section 232 of the Delaware General Corporation Law (the “DGCL”) or any successor provision thereto and shall state the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and such notice shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting. If notice is given by electronic transmission, such notice shall be deemed to be given in accordance with and at the times provided in Section 232 of the DGCL or any successor provision thereto.
(a)
No business may be transacted at an Annual Meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.2.
(b)
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and followed the procedures set forth in this Section 2.2. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such Annual Meeting and not later than (i) the ninetieth (90th) day prior to such Annual Meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting was first made by the Corporation. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. To be in proper written form, a stockholder’s notice to the Secretary must be signed by the stockholder of record who intends to introduce the other business, and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting and shall set forth as to each matter such stockholder proposes to bring before the Annual Meeting:
(i)
a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;
(ii)
the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);the name and record address of such stockholder and the beneficial owner or owners, if any, on whose behalf the proposal is made;
(iii)
the Share Information;
(iv)
a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business;
(v)
a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting as specified in the notice; and
(vi)
any other information relating to such item of business, such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.
(c)
No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.2. Except as otherwise provided by law, the Board of Directors (or in the case of a business proposal from the floor of the meeting, the Chair of an Annual Meeting) shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 2.2 and (ii) if any proposed business was not proposed in compliance with this Section 2.2, the Corporation may declare that such proposed business shall not be discussed or transacted.
(d)
Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if any stockholder (or a qualified representative thereof) providing notice as other business that such stockholder proposes to bring before a meeting does not appear at the meeting to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(e)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(f)
The term “Share Information” shall mean:
(i)
the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by a stockholder, any beneficial owner on whose behalf the stockholder is acting and any of their respective affiliates, except that such proposing person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such proposing person has a right to acquire beneficial ownership at any time in the future,
(ii)
the date or dates such shares were acquired and the investment intent of such acquisition,
(iii)
any pledge by such proposing stockholder with respect to any of such shares,
(iv)
any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, any such beneficial owner and any of their respective affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,
(v)
any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation,
(vi)
any short interest in any security of the Corporation (for purposes of these Fourth Amended and Restated Bylaws (these “Bylaws”), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),
(vii)
any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation,
(viii)
any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and
(ix)
any performance‑related fees (other than asset‑based fee) that such stockholder, any such beneficial owner and any of their respective affiliates are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household.
(g)
The Board of Directors may request that any proposing stockholder furnish such additional information as may be reasonably required by the Board of Directors. Such proposing stockholder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(h)
A proposing stockholder shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(i)
This Section 2.2 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.2 with respect to any business proposed to be brought before an annual meeting, each proposing stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.2 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(j)
For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 2.3
Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders (“Special Meetings”), for any purpose or purposes, may be called by the majority vote of the Board of Directors or by a Chief Executive Officer. Special Meetings may not be called by any other person or persons, except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any shares of one or more series of Preferred Stock of the Corporation, par value $0.01 per share (the “Preferred Stock”). Written notice of a Special Meeting shall be given in accordance with Section 232 of the DGCL or any successor provision thereto and shall state the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and such notice shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting. If notice is given by electronic transmission, such notice shall be deemed to be given in accordance with and at the times provided in Section 232 of the DGCL or any successor provision thereto. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to stockholders pursuant to this Section 2.3. Only persons who are nominated in accordance and compliance with the procedures set forth in Section 3.1 shall be eligible for election to the Board of Directors at a Special Meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled Special Meeting of stockholders.
Section 2.4
Quorum. Except as otherwise required by law, these Bylaws or by the Certificate of Incorporation, holders of a majority of the capital stock issued and entitled to vote thereat present in person, or by remote communication, if applicable, or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business. For purposes of determining the presence of a quorum, “capital stock issued and entitled to vote thereat” shall be deemed to include that number of shares of Common Stock in the capital of the Corporation equal to the number of votes that the Trustee is entitled to vote from time to time pursuant to the Special Voting Share in the capital of the Corporation (which Special Voting Share is governed by the terms of the Certificate of Incorporation and the Voting and Exchange Trust Agreement dated April 25, 2018, between the Corporation, Ceridian Acquisitionco ULC, Ceridian Canada Ltd. and the trustee appointed thereunder from time‑to‑time (the “Trustee”)). Where a separate vote by one or more classes or series of the capital stock is required, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.5 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 2.5
Adjournment. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
Section 2.6
Voting. Unless otherwise required by law, the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation or these Bylaws, any question brought before any meeting of stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.7
Consent of Stockholders in Lieu of a Meeting. Actions required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting upon the written consent of the stockholders, but only if such action is taken in accordance with the provisions of Article IX of the Certificate of Incorporation.
Section 2.8
List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office, or either (x) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, (y) if not so specified, at the place where the meeting is to be held. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.8 or to vote in person or by proxy at any meeting of stockholders.
Section 2.9
Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Article III.

DIRECTORS
Section 3.1
Number and Election of Directors.
(a)
Subject to the rights, if any, of holders of Preferred Stock to elect directors of the Corporation, the Board of Directors shall consist of not less than one (1) nor more than fourteen (14) members with the exact number of directors to be determined from time to time exclusively by resolution duly adopted by the Board of Directors. Except in a contested election, directors shall be elected by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting and, unless otherwise provided by the Certificate of Incorporation, each director so elected shall hold office until the Annual Meeting at which such director’s term expires and until such director’s successor shall be elected and shall qualify for office, subject, however to prior death, resignation, retirement, disqualification or removal from office. If, as of the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of nominees elected in such election (a “contested election”), the directors shall be elected by the plurality of the votes cast. For purposes of this Section 3.1, a “majority of the votes cast” means the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non‑votes” not counted as a vote either “for” or “against” that director’s election). Directors need not be stockholders.
(b)
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any Special Meeting called by a majority vote of the Board of Directors or by a Chief Executive Officer for the purpose of electing directors (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.1 and on the record date for the determination of stockholders entitled to vote at such Annual or Special Meeting and (B) who complies with the notice and other procedures set forth in this Section 3.1.
(c)
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and followed the procedures set forth in this Section 3.1. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, as set forth in Section 2.2(b) above; and (ii) in the case of a Special Meeting called for the purpose of electing directors, not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.2(j) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above,
(d)
To be in proper written form, a stockholder’s notice to the Secretary must be signed by the stockholder of record who intends to make the nomination, and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting and shall set forth
(i)
as to each person whom the stockholder proposes to nominate for election as a director
(A)
the name, age, business address and residence address of the person,
(B)
the principal occupation or employment of the person,
(C)
the Share Information with respect to each person whom the stockholder proposes to nominate, and
(D)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(ii)
as to the stockholder giving the notice
(A)
the name and record address of such stockholder and the beneficial owner or owners, if any, on whose behalf the nomination is made,
(B)
the Share Information with respect to the stockholder making the nomination and the beneficial owner or owners, if any,

(C)
a description of all arrangements or understandings between such stockholder or beneficial owner or owners and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and any such beneficial owner, including without limitation any arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question,
(D)
a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice,
(E)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S‑K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and
(F)
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including a representation that such stockholder and any such beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to solicit the holders of at least 67% of the voting power of shares entitled to vote in the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a‑19 under the Exchange Act (“Rule 14a‑19”). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee to be named in a proxy statement relating to such meeting and accompanying proxy cards and to serve as a director if elected. A notice as to a nomination must also be accompanied by:
(1)
a written representation and agreement of the nominee (in the form provided by the Corporation upon written request of any stockholder of record thereof) that such nominee (I) is not and will not become a party to (a) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (b) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (c) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law, (II) has read and agrees, if elected as a director of the Corporation, to sign and adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other Corporation policies and guidelines applicable to directors, and (III) if elected as a director of the Corporation, intends to serve the entire term until the next Annual Meeting; and
(2)
a written questionnaire required of the Corporation’s directors and officers completed by the nominee (in the form provided by the Corporation upon written request of any stockholder of record thereof). In the case of any proposed nomination for election or re‑election as a director, the Corporation may require any proposed nominee to furnish, within five (5) Business Days of any such request, such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.
(e)
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.1. In no event may a stockholder provide notice as to nominations pursuant to this Section 3.1 with respect to a greater number of director candidates (as alternates or otherwise) than are subject to election by stockholders at the applicable Annual Meeting or Special Meeting. Except as otherwise provided by law, the Board of Directors (or in the case of a nomination from the floor of the meeting, the Chair of the meeting) shall have the power and duty (i) to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in this Section 3.1 and (ii) if any proposed nomination was not made in compliance with this Section 3.1, to declare that such nomination shall be disregarded.
(f)
Notwithstanding the foregoing provisions of this Section 3.1, unless otherwise required by law,
(i)
no stockholder giving notice as to other business pursuant to Section 2.2 or nominations pursuant to this Section 3.1 shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a‑19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and
(ii)
if any such stockholder (A) provides notice pursuant to Rule 14a‑19(b) and (B) subsequently fails to comply with the requirements of Rule 14a‑19(a)(2) and Rule 14a‑19(a)(3), including the provision to the Corporation of notices required thereunder in a timely manner, or (C) fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a‑19(a)(3) in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

If any stockholder providing notice as to nominations pursuant to this Section 3.1 provides notice pursuant to Rule 14a‑19(b), then such stockholder shall (A) promptly notify the Corporation if it subsequently fails to comply with the requirements of Rule 14a‑19(a)(2) and Rule 14a‑19(a)(3) and (B) deliver to the Corporation, no later than seven (7) Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a‑19(a)(3).

(g)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
(h)
The Board of Directors may request that any stockholder providing notice as to nominations furnish such additional information as may be reasonably required by the Board of Directors. Such stockholder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(i)
The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon and related to such candidate’s eligibility. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the stockholder providing notice of any nomination.
(j)
A stockholder providing notice of any nomination proposed to be made at a meeting and a candidate for nomination as a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.1 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
Section 3.2
Chair of the Board of Directors. The Board of Directors may appoint from its members a Chair of the Board of Directors, who need not be an employee or officer of the Corporation. The Chair of the Board of Directors, if there is one, shall preside at all meetings of the stockholders and of the Board of Directors and may adopt rules and regulations for the conduct of such meetings. Except where by law the signature of a Chief Executive Officer or the President is required, the Chair of the Board of Directors shall possess the same power as a Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of all Chief Executive Officers or the President, the Chair of the Board of Directors shall exercise all the powers and discharge all the duties of a Chief Executive Officer or the President. The Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.
Section 3.3
Resignation. Any director may resign at any time effective upon giving written notice to the Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
Section 3.4
Vacancies. Subject to the terms of any one or more series or classes of Preferred Stock, any vacancy on the Board of Directors, however created, may be filled only by a majority of the directors then in office, though less than a quorum or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall expire at the next annual meeting of stockholders.
Section 3.5
Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 3.6
Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by a Chief Executive Officer, the Chair of the Board of Directors, if there is one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty‑eight hours before the date of the meeting, by telephone or facsimile on twenty‑four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 3.7
Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.8
Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.9
Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.
Section 3.10
Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth in applicable Delaware law. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 3.11
Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate three or more directors to constitute an Audit Committee, to serve as such until the next annual meeting of the Board of Directors or until their respective successors are designated. The audit committee will carry out its responsibilities as set forth in an audit committee charter to be adopted by the Board of Directors.
Section 3.12
Compensation. At the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. At the discretion of the Board of Directors, members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 3.13
Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 3.14
Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
Article IV.

OFFICERS
Section 4.1
General. The officers of the Corporation shall be chosen by the Board of Directors and shall include up to two Chief Executive Officers, a President and a Secretary. The Board of Directors, in its discretion, may also appoint a Chief Financial Officer, Assistant Chief Financial Officers, Controller, Treasurer, Assistant Treasurers and one or more Vice Presidents, Assistant Secretaries, and other officers, who shall have such authority and perform such duties as may be prescribed in such appointment. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.
Section 4.2
Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 4.3
Resignation. Any officer may resign at any time effective upon giving written notice to the Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
Section 4.4
Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by a Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.5
Duties of Officers. The duties of the officers of the Corporation shall be as follows:
(a)
Chief Executive Officer. The Chief Executive Officer(s) shall, subject to the control of the Board of Directors, have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; and the Chief Executive Officer(s) may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. In the absence or disability of the Chair of the Board of Directors, or if there is none, a Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer(s) shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.
(b)
President. The President shall, subject to the control of the Board of Directors, the Chief Executive Officer(s), and, if there is one, the Chair of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer(s), the Chair of the Board of Directors or the President. In the absence or disability of the Chief Executive Officer(s) and the Chair of the Board of Directors, or if there is none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

(c)
Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer(s) or the President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer(s) or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
(d)
Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer(s), the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
(e)
Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer(s), the Chair of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer(s), the Chair of the Board or the President.
(f)
Assistant Chief Financial Officer. The Assistant Chief Financial Officer, or if there is more than one, the Assistant Chief Financial Officers, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer(s), the Chair of the Board, the President or the Chief Financial Officer.

(g)
Controller. The Board of Directors may elect a Controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by the Board of Directors.
(h)
Treasurer. The Treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer(s), the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
(i)
Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer(s), the President, any Vice President, or the Treasurer, if there is one, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
(j)
Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there are no Chief Executive Officer(s) or Chair of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there are no Chief Executive Officer(s), no Chair of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
(k)
Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Article V.

CAPITAL STOCK
Section 5.1
Form of Certificates. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chair of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.
Section 5.2
Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 5.3
Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 5.4
Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.
Section 5.5
Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 5.6
Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 5.7
Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
Article VI.

NOTICES
Section 6.1
Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be electronically transmitted or given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or transmitted via facsimile. For purposes of these Bylaws, “electronic transmission” shall have the meaning provided in Section 232 of the DGCL or any successor provision thereto.
Section 6.2
Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written or electronically transmitted waiver by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Article VII.

GENERAL PROVISIONS
Section 7.1
Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 7.2
Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 7.3
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 7.4
Corporate Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Article VIII.

INDEMNIFICATION
Section 8.1
Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 8.2
Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 8.3
Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 hereof, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
Section 8.4
Good Faith Defined. For purposes of any determination under Section 8.1 or 8.2 hereof, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 or 8.2 hereof, as the case may be.
Section 8.5
Indemnification by a Court. Notwithstanding any contrary determination made in any specific case under Section 8.3 hereof, and notwithstanding the absence of any determination made thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 8.1 or 8.2 hereof. Neither a contrary determination in the specific case under Section 8.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 8.6
Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
Section 8.7
Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.
Section 8.8
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.
Section 8.9
Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 8.10
Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.11
Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 8.12
Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
Section 8.13
Secondary Indemnifications. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article VIII shall not be deemed exclusive of any other rights to which those persons provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the stockholders of the Corporation or one or more of the affiliates of such stockholders of the Corporation other than the Corporation and its subsidiaries (any of such entities, together with their affiliates (other than the Corporation and its subsidiaries), the “Stockholder Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the Corporation and the Stockholder Sponsors intend to be secondary to the primary obligation of the Corporation to provide indemnification as provided herein. If any Stockholder Sponsor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contract, by‑laws or charter) to a person indemnifiable hereunder, then (i) the applicable Stockholder Sponsor entity shall be fully subrogated to all of such person’s rights with respect to such payment and (ii) the Corporation shall indemnify, reimburse and hold harmless the applicable Stockholder Sponsor entity for the payments actually made. The Stockholder Sponsors shall be third‑party beneficiaries of this Article VIII, having the rights to enforce this Article VIII.

Article IX.

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of shares entitled to vote thereon or by a majority of the Board of Directors then in office, in each case, in accordance with the Certificate of Incorporation and applicable law.

Article X.

CONFLICTS

If there is a conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the mandatory provisions of the DGCL, such provision or provisions of the Certificate of Incorporation and the DGCL, as the case may be, will be controlling.

Article XI.

FORUM SELECTION
Section 11.1
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.2
Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Exchange, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Section 11.3
If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.